CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information comprising a part of in this Post-Effective Amendment No. 12 to the Registration Statement (Form N-2 File No. 333-222106) of Carlyle Tactical Private Credit Fund. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Dechert LLP

New York, New York

April 29, 2020